        As filed with the Securities and Exchange Commission on October 11, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               OMNISKY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

           DELAWARE                                          77-0516363
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


                                1001 ELWELL COURT
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 969-7700
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       OMNISKY CORPORATION 1999 STOCK PLAN
                       OMNISKY CORPORATION 2000 STOCK PLAN
              OMNISKY CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

                             ----------------------

                               PATRICK S. MCVEIGH
                             CHIEF EXECUTIVE OFFICER
                                1001 ELWELL COURT
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 969-7700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   Copies to:
                              JOHN L. DONAHUE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                             ----------------------

                                            CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
                                                AMOUNT TO BE      OFFERING PRICE       AGGREGATE OFFERING    REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)(2)      PER SHARE(3)             PRICE(3)            FEE
=========================================================================================================================
Common Stock, $0.001 par value                    14,408,563        $7.5754                $109,150,492        $28,816
=========================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Includes 9,508,134 shares of Common Stock issuable under the OmniSky Corporation 1999 Stock Plan, 4,150,429 shares of Common Stock issuable under the OmniSky Corporation 2000 Stock Plan and 750,000 shares of Common Stock issuable under the OmniSky Corporation 2000 Employee Stock Purchase Plan.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act. With respect to 9,508,134 shares of Common Stock subject to outstanding options granted under the OmniSky Corporation 1999 Stock Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $4.48 per share. With respect to 1,912,900 shares of Common Stock subject to outstanding options granted under the OmniSky Corporation 2000 Stock Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $12.00 per share. With respect to 2,987,529 shares of Common Stock available for future grant under the OmniSky Corporation 2000 Stock Plan and OmniSky Corporation 2000 Employee Stock Purchase Plan, the Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act to be equal to the average of the high and low prices reported in The Nasdaq Stock Market's National Market on October 6, 2000, which average was $14.59375.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the registrant's registration statement on Form S-1, as amended (SEC File No. 333-39446), on September 21, 2000.

     2. The description of registrant's Common Stock to be offered hereby which is contained in registrant's registration statement on Form 8-A as filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on September 6, 2000.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article IX of the registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                                      DOCUMENT
-------        -----------------------------------------------------------------
  4.1*         Specimen Common Stock Certificate
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.
 10.1*         1999 Stock Plan and form of agreement thereunder.
 10.2          2000 Stock Plan and form of agreement thereunder.
 10.3*         2000 Employee Stock Purchase Plan.
 23.1          Consent of Independent Auditors.
 23.3          Consent of Counsel (contained in Exhibit 5.1).
 24.1          Power of Attorney (See page II-5).

------------------

* Previously filed as an exhibit to registrant's registration statement on Form S-1 (File No. 333-39446), declared effective September 20, 2000 and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on October 11, 2000.

                                        OMNISKY CORPORATION



                                        By: /s/ PATRICK S. MCVEIGH
                                           -------------------------------------
                                           Patrick S. McVeigh
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick S. McVeigh and Lawrence S. Winkler and each of them acting individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                           TITLE                       DATE
--------------------------------   ------------------------------   ------------------
/s/ PATRICK S. MCVEIGH             Chief Executive Officer          October 11, 2000
--------------------------------   and Chairman of the Board
       Patrick S. McVeigh          (Principal Executive Officer)

/s/ LAWRENCE S. WINKLER            Chief Financial Officer          October 11, 2000
--------------------------------   (Principal Financial Officer)
      Lawrence S. Winkler

/s/ MICHAEL J. MALESARDI           Vice President, Controller       October 11, 2000
--------------------------------   (Principal Accounting Officer)
      Michael J. Malesardi

/s/ DAVID S. OROS                  Director                         October 11, 2000
--------------------------------
         David S. Oros

/s/ JANICE M. ROBERTS              Director                         October 11, 2000
--------------------------------
       Janice M. Roberts

/s/ STEPHEN M. DIAMOND             Director                         October 11, 2000
--------------------------------
       Stephen M. Diamond

/s/ THOMAS E. WHEELER              Director                         October 11, 2000
--------------------------------
       Thomas E. Wheeler

/s/ LACHLAN K. MURDOCH             Director                         October 11, 2000
--------------------------------
       Lachlan K. Murdoch

/s/ ALEX MANDL                     Director                         October 11, 2000
--------------------------------
           Alex Mandl

/s/ TIMOTHY WELLER                 Director                         October 11, 2000
--------------------------------
         Timothy Weller

                                INDEX TO EXHIBITS

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DOCUMENT
-------        -----------------------------------------------------------------
  4.1*         Specimen Common Stock Certificate
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.
 10.1*         1999 Stock Plan and form of agreement thereunder.
 10.2          2000 Stock Plan and form of agreement thereunder.
 10.3*         2000 Employee Stock Purchase Plan.
 23.1          Consent of Independent Auditors.
 23.3          Consent of Counsel (contained in Exhibit 5.1).
 24.1          Power of Attorney (See page II-5).

------------------

* Previously filed as an exhibit to registrant's registration statement on Form S-1 (File No. 333-39446), declared effective September 20, 2000 and incorporated herein by reference.